POWER OF ATTORNEY

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Christine M. Marx and Reece B.

Alford, signing singly, the undersigned's true and lawful attorney-in-fact to:

1.	 execute for and on behalf of the
undersigned, in the
undersigned's capacity as an officer and/or director of The St. Joe Company
(the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended, and the rules thereunder, and
Form 144 in accordance with Rule 144
promulgated under the Securities Act
of 1933, as amended, and any other
forms or reports the undersigned may be
required to file in connection
with the undersigned's ownership,
acquisition, or disposition of
securities of the Company;

2.	 do and
perform any and all acts for
and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United
States Securities and
Exchange Commission and any stock exchange or similar authority; and


3.	 take any other action of any type whatsoever in
connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be of
benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to
each
such attorney in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present; with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by the virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities exchange Act of 1934 or Rule 144 promulgated under the Securities Act of 1933.

This
Power of Attorney shall remain in
full force and effect until the
undersigned is no longer required to file
Forms 3, 4, 5 and 144 with,
respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of February, 2006.

/s/ Christopher T.
Corr
Christopher T. Corr
Print Name